Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Michael J. Koss
November 6, 2014		President & CEO
(414) 964-5000
mjkoss@koss.com

NASDAQ Approves Koss' Application to Transfer to the Capital Market

Milwaukee, Wisconsin: Koss Corporation (NASDAQ SYMBOL: KOSS), the U.S. based high-fidelity headphone company, announced that on November 5, 2014, NASDAQ notified Koss that the Company’s application to list its common stock on the NASDAQ Capital Market was approved. The Company’s securities will be transferred to the Capital Market at the opening of business on November 7, 2014.

On October 20, 2014, NASDAQ notified Koss Corporation that its securities did not meet the $5,000,000 Market Value of Publicly Held Shares requirement for continued listing on the NASDAQ Global Market. The Company subsequently applied to transfer its securities from the Global Market to the Capital Market. NASDAQ confirmed to Koss that upon listing of the Company's common stock on the Capital Market on November 7, 2014, the deficiency regarding the $5,000,000 Market Value of Publicly Held Shares requirement would be resolved.

Koss Corporation markets a complete line of high-fidelity headphones, speaker-phones, computer headsets, telecommunications headsets, active noise canceling headphones, wireless headphones, and compact disc recordings of American Symphony Orchestras on the Koss Classics label.
This press release contains forward-looking statements. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "forecasts," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms and other comparable terminology. These statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties. Actual events or results may differ materially. In evaluating forward-looking statements, you should specifically consider various factors that may cause actual results to vary from those contained in the forward-looking statements, such as general economic conditions, in particular, consumer demand for the Company's and its customers' products, competitive and technological developments, foreign currency fluctuations, and costs of operations. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. In addition, such uncertainties and other operational matters are discussed further in the Company's quarterly and annual filings with the Securities and Exchange Commission.